EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2005 except for Notes I, N and R for which the date is March 30, 2005, relating to the financial statements of Citadel Security Software Inc. included in its Annual Report on Form 10-KSB as of and for the years ended December 31, 2004 and 2003, and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KBA Group LLP

KBA Group LLP
Dallas, Texas
June 8, 2005